UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2011

CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed as Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K (“Form 8-K”) dated January 13, 2011 and filed by China Shen Zhou Mining & Resources, Inc. (the “Company”) under Items 1.01, 2.01, 8.01 and 9.01 on January 14, 2011, with respect to its subsidiary Xingzhen Mining Ltd.’s acquisition of Xinyi Fluorite Company Ltd. (“Xinyi”), a company organized under the laws of the People’s Republic of China, such Form 8-K being incorporated herein in its entirety by reference. This Amendment No. 1 is being filed to include the required financial information under sections (a) and (b) of Item 9.01 of Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements of Xinyi, as of and for the year ended December 31, 2010, including the notes to such financial statements and the report of the independent auditor thereon, are filed as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information

The following pro forma financial information is furnished as Exhibit 99.2 hereto:

1)
The required pro forma condensed combined balance sheet as of December 31, 2010 and the related pro forma condensed combined statements of operations for the year ended December 31, 2010 and the accompanying notes thereto.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1*	Equity Transfer Agreement, dated January 13, 2011 (translation from original Chinese)

23.1	Consent of Independent Auditor

99.1
The audited financial statements as of and for the year ended December 31, 2010 for Xinyi Fluorite Company, Ltd., including the notes to such financial statements and the report of the independent auditor thereon.

99.2
Introduction; Pro forma Combined Condensed Balance Sheet as of December 31, 2010; Pro forma Combined Condensed Statement of Operations for the year ended December 31, 2010; Notes to Pro forma Combined Condensed Financial Information.

* Previously filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on January 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Date: March 31, 2011	By:	/s/ Xiaojing Yu
Xiaojing Yu
Chief Executive Officer